Exhibit 10.1


                 AGREEMENT AND PLAN OF STOCK FOR STOCK EXCHANGE

         THIS AGREEMENT is made as of the 1st day of June 1998, by and among Synaptx Worldwide, Inc., a Utah corporation ("SYNAPTX") and Primus Marketing Associates, Inc., a Minnesota corporation ("Primus" or "PRIMUS") and John Primus and Jannine Primus collectively (the "SELLING SHAREHOLDERS" or individually the "SELLING SHAREHOLDER"), Minnesota residents.


                                   BACKGROUND

         The SELLING SHAREHOLDERS own all the outstanding capital stock of Primus, doing business at 6133 Blue Circle Drive, #180, Minnetonka, Minnesota 55343. SYNAPTX wishes to acquire all of the capital stock of Primus, and the SELLING SHAREHOLDERS wish to own common stock in SYNAPTX, with the expectation that Primus will thereafter continue to conduct its business as a subsidiary of SYNAPTX.

         Accordingly, in consideration of the mutual agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1

STOCK FOR STOCK EXCHANGE
------------------------

     1.1 Exchange of Primus STOCK for SYNAPTX STOCK. Subject to the terms
         ------------------------------------------
and conditions of this Agreement, SYNAPTX agrees to issue to the SELLING SHAREHOLDERS a total of two hundred fourteen thousand, two hundred and eighty-six (214,286) shares of SYNAPTX common stock (the "SYNAPTX Common Stock" or "SYNAPTX stock"). Each SELLING SHAREHOLDER shall transfer to SYNAPTX at the Closing (as hereinafter defined) the number of shares of Primus stock (the "Primus Stock") shown opposite such person's name on Exhibit 1.1 and shall receive in exchange therefore the number of shares of SYNAPTX Stock shown opposite such person's name on Exhibit 1.1.

     The parties hereto intend for this exchange of stock to be treated as a tax free reorganization, as defined in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.


     1.2 Common Stock. Subject to the terms and conditions of this Agreement,
         ------------
SYNAPTX agrees to issue shares of SYNAPTX Common Stock as an incentive to achieve the mutually exclusive Level One, Level Two or Level Three Results (and as hereinafter defined) as reflected on Exhibit 1.2 ("Earn-out Bonus"), with actual results to be measured over the twelve (12) month period beginning with the first full month subsequent to the closing (as hereinafter defined) ("First Annual Measurement Period") and the second twelve (12) month period after the First Annual Measurement Period ends (the "Second Annual Measurement Period"), (individually, the "Earn-out Period" or collectively the "Earn-out Periods"), to the SELLING SHAREHOLDERS as of a date after the Earn-Out Period ends ("Payout Date" for each Earn-Out Period or collectively the "Payout Dates"). The Level One, Level Two and Level Three Results represent mutually exclusive threshold levels of amounts to be realized after the Closing covering the total of Commission Revenues and the total Earnings before Taxes of Primus, both of which must be achieved, as recorded on the books and records of Primus for each Earn-out Period in accordance with generally accepted accounting principles ("Level One Results" and "Level Two Results" and "Level Three Results", respectively). The Earn-out Bonus as reflected on Exhibit 1.2 represents the absolute monetary value of the bonus payable by SYNAPTX in the event the respective Level One Results, Level Two Results or Level Three Results specified on Exhibit 1.2 are achieved ("Earn-out Bonus Realized"). Earn-out Bonus Realized is payable in shares of Synaptx Common Stock based on the number of shares that results from dividing (x) the of Earn-out Bonus Realized by (y) the greater of
(a) the average closing price of SYNAPTX Common Stock for every trading day in the month of May preceding the respective Payout Date as published for the stock exchange on which the SYNAPTX Common Stock is traded or as quoted on the electronic bulletin board if the SYNAPTX Common Stock is not so traded, or, (b) two dollars ($2.00) per share of Synaptx Common Stock, as adjusted for any subdivision, combination, stock splits or stock dividends, with the corresponding price per share shall be decreased or increased proportionately to reflect such subdivision, combination, stock splits or stock dividends, rounded up to the next whole share of SYNAPTX Common Stock. One-half of the total aggregate amount of shares of SYNAPTX stock issuable in accordance with the foregoing formula shall be issued to each of the SELLING SHAREHOLDERS on the ninety-first (91) day following the respective applicable Payout Date. SYNAPTX and SELLING SHAREHOLDERS agree that this Section 1.2 shall survive the Closing (as defined below).

     1.3 Closing. The exchange of SYNAPTX Stock for Primus Stock shall take
         -------
place over the phone and through the mail, fax, and e-mail (the "Closing") on or before May 1, 1998. The date on which the Closing takes place is referred to as the "Closing Date."

                                    ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS
------------------------------------------------------

     Except as set forth in the disclosure schedule (Exhibit 2.0) accompanying this Agreement, the SELLING SHAREHOLDERS , jointly (except where otherwise expressly indicated to the contrary) and severally, represent and warrant as follows:

     2.1 Organization. To the best of their knowledge, Primus is duly
         ------------
incorporated, validly existing and in good standing under the laws of the State of Minnesota is qualified to do business as a foreign corporation in each other jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification necessary and in which the failure to be so qualified would have a material adverse effect on the business, financial condition or results of operation of Primus, taken as a whole, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement.

     2.2 Authorization. He or she has full power, capacity and authority to
         -------------
execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by such SELLING SHAREHOLDER and (assuming the due execution and delivery by the other parties hereto) constitutes the legal, valid and binding agreement of such SELLING SHAREHOLDER enforceable against such person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity, and will not cause a breach under any agreement to which he or she is a party or may be bound.

     2.3 No Consents, Conflicts. That (a), except for any filings under federal
         ----------------------
and/or state securities laws required to be made by SYNAPTX to consummate the transactions contemplated by this Agreement, no consent, approval or other action by any governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by such Primus Shareholder; and (b) neither the execution, delivery or performance of this Agreement by such SELLING SHAREHOLDER will (i) violate, conflict with or result in a breach of any provision of or constitute a default or an event which with or without notice or lapse of time or both, would constitute a default under Primus articles of incorporation or by-laws or any agreement or obligation to which Primus or such SELLING SHAREHOLDER are a party or by which either of such persons may be bound or affected where such violation, conflict, breach or default would have a material adverse effect on the business, financial condition or results of operations of Primus, taken as a whole, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Primus or such SELLING SHAREHOLDER where such violation would have a material adverse effect on the business, financial condition or results of operations of Primus, taken as a whole.

         2.4 Customers, Customer Relationships. Exhibit 2.4 sets forth a
             ---------------------------------
complete and correct list of customer relationships and customer commission income for calendar year 1997 for Primus Marketing Associates, Inc., not including income for Primus Datacom.

Selling Shareholders are not aware of any condition that would have a material adverse effect upon the projected commission revenues. ACPC has suspended operations, eliminating commission income. The 1997 income in Exhibit 2.4 is typical based on past experience with the customer and current Primus customer relationships subject to mergers, acquisitions and other unforeseen circumstances.


         2.5 Financial Statements. The SELLING SHAREHOLDERS have previously
             --------------------
delivered to SYNAPTX the unaudited balance sheets and related unaudited statements of income, shareholders' equity and cash flows for Primus as of and for the calendar year period ended December 31, 1997 and for the two (2) months ended February 28, 1998 reflecting the existing assets, liabilities, stockholder equity, revenues and expenses of Primus exclusive of the Datacom business sold as of March 17, 1998, as further described below. (the "Financial Statements"). The Financial Statements have been prepared in accordance with Primus books and records, and present fairly in all material respects the financial position, results of operations, shareholders' equity and cash flows as of or for the periods then ended; provided, however, SYNAPTX acknowledges that the SELLING SHAREHOLDERS do not represent that the Financial Statements have been prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the business, financial condition, results of operations or prospects of Primus since December 31, 1997. Except as referred to in the Financial Statements, the SELLING SHAREHOLDERS have no actual knowledge of any liabilities, commitments or obligations (whether accrued, absolute, contingent or otherwise) of Primus, other than obligations incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect, on the business, financial condition, results of operations or prospects of Primus, taken as a whole. On March 17, 1998, Primus completed the sale of certain of its assets to Primus Datacom, Inc., a sales representative organization providing services in the data wiring business ("Datacom Sale"). Any subsequent liabilities that may apply to the activities associated with such sold assets are and shall be the responsibility of Primus Datacom, Inc. or the Selling Shareholders, without regard to the indemnification limitation provisions in Section 6.2.

         2.6 Compliance, No Litigation. To the best of their knowledge, Primus
             -------------------------
is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations and with all agreements, commitments or obligations to which it is a party or by which it or any of its assets may be bound. To the best of their knowledge, there is no proceeding, investigation or inquiry pending or threatened against Primus, its business or any of its assets, nor is there any basis for any such proceeding, investigation or inquiry. Neither Primus nor, to the best of their knowledge, its business or any of its assets is subject to any judgment, order, writ or injunction of any court, arbitrator or governmental agents or instrumentality.

         2.7 Authorized Capital Stock. The authorized capital stock of Primus
             ------------------------
consists of 100,000 shares of common stock, of which 200 shares are issued and outstanding, all of which are owned by the SELLING SHAREHOLDERS . All the outstanding shares of Primus Stock have been validly issued and are fully paid and non assessable. There are no outstanding options, warrants, rights or other commitments obligating Primus to issue any of its capital stock. The capital stock held beneficially and of record by, the SELLING SHAREHOLDERS are not pledged to any bank or to other lenders to support loans and debt provided to either Primus or personally to any individual or multiple SELLING SHAREHOLDER.

         2.8 Title to Primus Stock. Each of the SELLING SHAREHOLDERS owns the
             ---------------------
Primus Stock to be transferred to SYNAPTX at the Closing, free and clear of all liens, claims and encumbrances, and at the Closing, SYNAPTX will acquire good and valid title to such Primus Stock, free and clear of all liens, claims and encumbrances.

         2.9 Investment Representations. He or she has such knowledge and
             --------------------------
experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the SYNAPTX STOCK in exchange for the Primus Stock owned by such SELLING SHAREHOLDER, and has been given the opportunity to examine all documents and ask questions of, and receive answers from representatives of SYNAPTX concerning the terms and conditions of such exchange and the financial condition, business and prospects of SYNAPTX, and to obtain such additional information as he or she deemed necessary in connection with the transaction contemplated by this agreement. The SYNAPTX STOCK (including any shares pursuant to Earn-Out Bonus) to be acquired by such SELLING SHAREHOLDERS pursuant to this agreement is being acquired for such person's own account for investment and not with a view to the public distribution thereof, and such SELLING SHAREHOLDERS will not effect any transfer of such SYNAPTX STOCK (including any shares pursuant to Earn-Out Bonus) except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or exemptions from registration thereunder and in compliance with all applicable state securities laws. Each SELLING SHAREHOLDER understands that the SYNAPTX STOCK (including any shares pursuant to Earn-Out Bonus) to be received by such person at the Closing will bear appropriate restrictive legends referring to the foregoing transfer restrictions.

         2.10 Reliance on Own Tax Advisors. The SELLING SHAREHOLDERS are relying
              ----------------------------
on their own tax advisors in connection with determining the tax consequences to them of the transactions contemplated by this Agreement and the impact of its sale of assets to Primus Datacom, Inc. and are not relying on SYNAPTX or SYNAPTX's attorneys, accountants officers or advisors for any such advice.

         2.11 Brokers and Finders. Neither the SELLING SHAREHOLDERS nor, to the
              -------------------
knowledge of the SELLING SHAREHOLDERS, Primus has engaged any broker, finder or other financial intermediary in connection with this Agreement and the transactions contemplated hereby.


                                    ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SYNAPTX
-----------------------------------------

         SYNAPTX represents and warrants as follows:

         3.1 Organization. SYNAPTX is duly incorporated, validly existing and in
             ------------
good standing under the laws of the State of Utah, is qualified to do business as a foreign corporation in each other jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification necessary and in which the failure to be so qualified would have a material adverse effect on the business, financial condition or results of operations of SYNAPTX, taken as a whole, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement.

         3.2 Authorization. SYNAPTX has full power, capacity and authority to
             -------------
execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by SYNAPTX and (assuming the due execution and delivery by the other parties hereto) constitutes the legal, valid and binding agreement of SYNAPTX enforceable against SYNAPTX in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity

         3.3 No Consents, Conflicts. Except for any filing under federal and/or
             ----------------------
state securities laws required to be made by SYNAPTX to consummate the transactions contemplated by the Agreement, no consent, approval or other action by any governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by SYNAPTX and neither the execution, delivery or performance of this Agreement by SYNAPTX will (i) violate, conflict with or result in a breach of any provision of, or constitute a default or an event which with or without notice or lapse of time or both, would constitute a default under SYNAPTX's articles of incorporation or by-laws or any agreement or obligation to which SYNAPTX is a party or by which it may be bound or affected where such violation, conflict, breach or default would have a material adverse effect on the business, financial condition or results of operations of SYNAPTX, taken as a whole, or (ii) violate any order, writ, injunctions, decree, statue, rule or regulation applicable to SYNAPTX where such violation would have a material adverse effect on the business, financial condition or results of operations of SYNAPTX, taken as a whole.

         3.4 Business of SYNAPTX. SYNAPTX has previously delivered to the
             -------------------
SELLING SHAREHOLDERS the balance sheets and related statements of income, shareholders' equity and cash flows for SYNAPTX as of and for the fiscal year period ended August 31, 1997 and the condensed financial statement information included for the six (6) months ended February 28, 1998 as filed with the Securities and Exchange Commission on form 10-QSB. (the "Financial Statements"). The Financial Statements have been prepared in accordance with the SYNAPTX books and records, and in accordance with generally accepted accounting principles consistently applied, as set forth herein, and present fairly in all material respects the financial position, results of operations, shareholders' equity and cash flows for the periods then ended. There has been no material adverse change in the business, financial condition, results of operations or prospects of SYNAPTX since November 30, 1997. Except as referred to in the Financial Statements, SYNAPTX does not have any liabilities, commitments or obligations (whether accrued, absolute, contingent or otherwise), other than obligations incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect, on the business, financial conditions, results of operations, or prospects of SYNAPTX, taken as a whole. On January 1, 1998, SYNAPTX closed an acquisition of WG Controls, Inc. ("WG"), a sales representative organization of whom SELLING SHAREHOLDERS are familiar, with the plan that WG will operate in and provide sales representative services for product and service companies in the upper Midwest.

         3.5 Compliance, No Litigation. SYNAPTX is in material compliance with
             -------------------------
all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations and with all agreements, commitments or obligations to which it is a party or by which it or any of its assets may be bound. There is no proceeding, investigation or inquiry pending or threatened against SYNAPTX, its business or any of its assets, nor is there any basis for any such proceeding, investigation or inquiry. Neither SYNAPTX nor its business or any of its assets is subject to any judgment, order, writ or injunction of any court, arbitrator or governmental agency or instrumentality.

         3.6 Authorized Capital Stock. The authorized capital stock of the
             ------------------------
Company is 35,000,000 shares, consisting of 10,000,000 shares of Preferred Stock, $.001 par value per share, of which 137,143 of Series, A Convertible Preferred Stock are issued or outstanding and 25,000,000 shares of Common Stock, $.001 par value per share, of which 5,537,375 shares have been validly issued and are outstanding, as of April 1, 1998. Additionally, the SYNAPTX Board of Directors and a majority of the then Synaptx shareholders have approved a stock option plan providing for the issuance of 1,450,000 shares of SYNAPTX Common Stock of which options representing the right to purchase 877,867 shares of SYNAPTX Common Stock are issued with exercise prices ranging from $0.091 to $3.700 per share. Also, there are outstanding stock warrants representing the right to purchase 230,006 shares of SYNAPTX Common Stock with exercise prices from $0.454 to $2.30 per share.(moved from 3.7)

                  The Company has entered into an agreement with an equity placement advisor who is assisting management to explore financing alternatives, developing strategic plans with respect to future acquisitions, and putting in place additional means of enhancing shareholder value. This agreement calls for a monthly retainer of $3,000 plus the issuance of stock warrants exercisable upon the completion of certain accomplishments, as follows:

                                                      Vesting of Warrants at
                                                      ----------------------
                                                       $2.00 per share of
                                                       -----------------
                      Accomplishments                     Common Stock
                      ---------------                     ------------


 () Supporting the raising of $1.75 million of new       100,000 shares
    equity
 () Common stock trading at $3.00 per share for 30
    consecutive days                                      50,000 shares
 () Common stock trading at $4.00 per share for 30
    consecutive days                                      50,000 shares
 () Common stock trading at $5.00 per share for 30
    consecutive days                                      50,000 shares
 () Common stock trading at $6.00 per share for 30
    consecutive days                                      50,000 shares

 Total                                                   300,000 shares

All warrants vest immediately if there is a change in control or if Ronald L. Weindruch is no longer CEO.

         3.7 Title to SYNAPTX Stock. The SYNAPTX STOCK to be issued to each
             ----------------------
SELLING SHAREHOLDER will be duly and validly issued, fully paid and non assessable, and each SELLING SHAREHOLDER will acquire title to the SYNAPTX STOCK to be issued to such person hereunder free and clear of all liens, claims and encumbrances, and no shareholder will have any preemptive right of subscription or purchase in respect thereof.

         3.8 Investment Representations. SYNAPTX represents and warrants that it
             --------------------------
has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Primus Stock in exchange for the SYNAPTX STOCK, and has been given the opportunity to examine all documents and ask questions of and receive answers from representatives of Primus concerning the terms and conditions of such exchange and the financial condition, business and prospects of Primus, and to obtain such additional information as it deems necessary in connection with the transactions contemplated by this Agreement the Primus Stock to be acquired by SYNAPTX pursuant to this Agreement is being acquired for SYNAPTX's own account for investment and not with a view to the public distribution thereof, and SYNAPTX will not effect any transfer of such Primus Stock except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or exemptions from registration thereunder and in compliance with all applicable state securities laws. SYNAPTX understands that the Primus Stock to be received by SYNAPTX at the Closing will bear appropriate restrictive legends referring to the foregoing transfer restrictions. SYNAPTX agrees to comply with the state securities or "Blue Sky" laws of the State of Minnesota.

         3.9 Reliance on Own Tax Advisers. SYNAPTX is relying on its own tax
             ----------------------------
advisors in connection with determining the tax consequences to it of the transactions contemplated by this Agreement and is not relying on Primus or Primus' attorneys, accountants, officers or advisors for any such advice.

         3.10 Brokers and Finders. SYNAPTX has not engaged any broker, finder or
              -------------------
other financial intermediary in connection with this Agreement and the transactions contemplated hereby.

         3.11 Actions, Suits, Proceedings. Since June 1997, SYNAPTX has filed
              ---------------------------
all reports, statements and made all other filings (the "SYNAPTX Reports") required to be made by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The SYNAPTX Reports accurately disclose as of the date hereof all actions, claims, suits, proceedings and governmental investigations pending or, to the knowledge of SYNAPTX, threatened, that are required to be disclosed therein by the Exchange Act.


                                    ARTICLE 4

Certain Actions to be Taken at Closing
--------------------------------------

         At the Closing, the following actions shall be taken (each of which shall be deemed to occur simultaneously and each of which shall be dependent upon the occurrence of each other action):

         4.1 Each SELLING SHAREHOLDER shall deliver to SYNAPTX stock certificates representing the Primus Stock owned by such SELLING SHAREHOLDER, duly endorsed for transfer or with duly executed stock powers attached.

         4.2 SYNAPTX shall deliver to each SELLING SHAREHOLDER a stock certificate representing the SYNAPTX STOCK issued to such SELLING SHAREHOLDER in exchange for his or her Primus Stock. (Moved from 1.4)

         4.3 Employment Agreements. Primus shall enter into an employment
             ---------------------
agreement with each of the following Primus key employees in substantially the forms set forth for each in Exhibit 4.3: John E. Primus, Greg Stavn, Sam Nelson, Larry Donnelly, and Steve Brooks.

         4.4 Non-Competition Agreements. Primus shall enter into a
             --------------------------
non-competition agreement with each Primus key employee set forth in Section 4.3 above in substantially the form set forth for each in Exhibit 4.4.

         4.5 Board Resolution. SYNAPTX shall, at the Closing, provide a fully
             ----------------
executed resolution of the SYNAPTX Board of Directors indicating that there are no existing conditions that preclude the transaction as defined in
Section 1.1 and authorizing such exchange

         4.6 Registration Rights Agreement. SYNAPTX and the SELLING SHAREHOLDERS
             -----------------------------
shall enter into the Registration Rights Agreement attached hereto as Exhibit
4.6.

                                    ARTICLE 5


POST-CLOSING COVENANTS
----------------------

         5.1 Post-Closing Covenants of SYNAPTX. SYNAPTX covenants from and after
             ---------------------------------
the Closing as follows:

         5.1.1 Stock Plans. SYNAPTX shall define and implement within one
               -----------
hundred twenty (120) days after the Closing Date a stock purchase program for the executives of Primus.

         5.2 Operation of Primus' Business Following the Closing. The parties
             ---------------------------------------------------
agree as follows with respect to the operation of Primus' business following the
Closing:

         5.2.1 Location. Primus shall continue to conduct its business at its
               --------
present facilities in Minnetonka, Minnesota until such time as the Primus Board of Directors and the SYNAPTX Board of Directors mutually agree that a change would be beneficial to the business of SYNAPTX and its subsidiaries taken as a whole.

         5.2.2 Operations. SYNAPTX, in conjunction with the Primus Board of
               ----------
Directors, can use its business judgment relative to the operation of Primus during the Earn-Out Period.

         5.3 Covenant of Further Assurances. From and after the Closing, the
             ------------------------------
SELLING SHAREHOLDERS shall, from time to time, at the request of SYNAPTX and without further consideration (but at SYNAPTX's expense) do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to confirm the conveyance and transfer of the Primus Stock to SYNAPTX.


                                    ARTICLE 6

Survival of Representations, Warranties and Covenants; Indemnification.

         6.1 Survival of Representations, Warranties and Covenants. The
             -----------------------------------------------------
representations and warranties set forth in Articles 2 and 3 hereof and the Covenants set forth in Article 5 hereof shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby for a period of six (6) months following such execution, except obligations of Selling Shareholders associated with the Datacom Sale as described in Section 2.5 hereof, which has no time limit.

         6.2 Indemnification. Each SELLING SHAREHOLDER hereby agrees to
             ---------------
indemnify and hold SYNAPTX harmless from and after the date of this Agreement against and with respect to (i) any and all loss, injury, damage or deficiency resulting from any misrepresentation, breach of warranty or breach of covenant on the part of such SELLING SHAREHOLDER under this Agreement; and (ii) any and all demands, claims, actions, suits or proceedings, assessments, judgments, costs and legal and other expenses incident to the foregoing. SYNAPTX hereby agrees to indemnify and hold each SELLING SHAREHOLDER harmless from and after the date of this Agreement against and with respect to (i) any and all loss, injury, damage or deficiency resulting from any misrepresentation, breach of warranty or breach of covenant on the part of SYNAPTX under this Agreement; and
(ii) any and all demands, claims, actions, suits or proceeds, assessments, judgments, costs and legal and other expenses incident to the foregoing. However, the obligations of the SELLING SHAREHOLDERS and SYNAPTX to indemnify the other hereunder are subject to the following limitations:

                  (a) Limits. Except as provided below, the obligation to indemnify will expire six (6) months after Closing, except obligations of Selling Shareholders associated with the Datacom Sale as described in Section 2.5 hereof, which has no time limit.. The six-month limit shall not apply to indemnification claims theretofore asserted in writing that remain unresolved, for which the obligation to indemnify shall continue. Notwithstanding anything stated herein to the contrary, each SELLING SHAREHOLDER'S total cumulative obligation to indemnify under this Section 6.2 shall not exceed $160,715.

                  (b) Insurance. There will be no obligation to indemnify with respect to any matter that is covered by any insurance.

                  (c) Notice and Defense. If any matter should arise that would result in an obligation to indemnify a party, the indemnitee shall give prompt notice thereof to the indemnitor, and shall give the indemnitor the opportunity to defend against any claim, suit or action that would result in liability to a third party that would give rise to an indemnification right. Whether or not the indemnitor chooses to defend such a claim, the indemnitee will not settle, compromise or otherwise resolve the claim without the prior consent of the indemnitor.

                  (d) Dollar Threshold for Indemnification Claims by SYNAPTX. No claims for indemnification shall be made by SYNAPTX unless and until the aggregate amount of all claims for indemnification by SYNAPTX exceeds $25,000, except obligations of Selling Shareholders associated with the Datacom Sale as described in Section 2.5 hereof, which shall be fully indemnified by Selling Shareholder. If the claims for indemnification by SYNAPTX do exceed $25,000, the SELLING SHAREHOLDERS shall be liable for all such amounts up to the aggregate total limitation provided for in Clause (a) of this Section 6.2.

                  (c)       Exclusive Remedy.
                            ----------------

                           (i) SYNAPTX acknowledges and agrees that its sole and
                  exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 6.2. In furtherance of the foregoing, SYNAPTX waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action that it may have against the SELLING SHAREHOLDERS arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation, or arising under or based upon common law or otherwise, except to the extent provided in this section 6.2

                           (ii) The SELLING SHAREHOLDERS acknowledge and agree
                  that, except with respect to claims under Section 1.2, their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this
                  Section 6.2. In furtherance of the foregoing, the SELLING SHAREHOLDERS waive, except with respect to claims under
                  Section 1.2, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action that they may have against SYNAPTX arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation, or arising under or based upon common law or otherwise, except to the extent provided in this Section 6.2.



                                    ARTICLE 7

         7.1 Miscellaneous. This Agreement may be amended only in writing signed
             -------------
by the party against whom enforcement is sought. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. The headings contained in this Agreement are only for convenience and shall not affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provisions of this Agreement, which shall remain in full force and effect. Each party agrees that the others would be irreparably harmed in the event of any breach of this Agreement. Accordingly, the parties agree that each shall be entitled to specific performance of this Agreement and to injunctive relief to prevent any breach of this Agreement. In the event of any litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to reasonable attorney's and expenses from the losing party.











    Company                       Signature                   Name and Title
    -------                       ---------                   --------------

Synaptx Worldwide, Inc.
----------------------
                                                            Ronald L. Weindruch,
                             -----------------------        Chairman, CEO




  (Corporate Seal)






                                                            John E. Primus,
                             ------------------------       Shareholder



                                                            Jannine G. Primus,
                             ------------------------       Shareholder

                                                               Exhibit 1.1
                                                               -----------

               Exchange of Primus Marketing Associates, Inc. Stock
               ---------------------------------------------------
                        for Synaptx Worldwide Inc. Stock
                        --------------------------------


------------------------------------------------------------------------
   SELLING SHAREHOLDERS             Primus Common Stock      SYNAPTX
   --------------------             -------------------      -------
                                                          Common Stock*
                                                          ------------
------------------------------------------------------------------------
John E. Primus, Shareholder
                                           100              107,143
------------------------------------------------------------------------
Jannine G. Primus, Shareholder
                                           100              107,143
------------------------------------------------------------------------
Totals
                                           200              214,286
------------------------------------------------------------------------

* Does not include amounts to be issued pursuant to Section 1.2 for the Earn-out
       ---
Bonus.

                                                                Exhibit 1.2
                                                                -----------


               Contingent Issuance of Synaptx Worldwide Inc. Stock
               ---------------------------------------------------


  EARN--OUT PERIOD                     PRIMUS           PRIMUS       EARN-OUT
  ----------------                     ------           ------       --------
                                     COMMISSION    EARNINGS BEFORE    BONUS
                                     ----------    ---------------    -----
                                      REVENUES          TAXES         AMOUNT
                                      --------          -----         ------

FIRST ANNUAL MEASUREMENT PERIOD
-------------------------------
Period starting with the
first full month subsequent to
the Closing Date and Ending
twelve (12) months thereafter:

   Level One Results                 $1,000,000        $200,000      $100,000

   Level Two Results                 $1,200,000        $250,000      $125,000

   Level Three Results               $1,650,000        $350,000      $175,000


SECOND ANNUAL MEASUREMENT PERIOD:
--------------------------------
Twelve month period ending after
the First Annual Measurement
Period ends:

   Level One Results                 $1,200,000        $250,000      $100,000

   Level Two Results                 $1,650,000        $350,000      $150,000

   Level Three Results               $2,000,000        $450,000      $200,000

                                                                 Exhibit 2.0
                                                                 -----------


                               DISCLOSURE SCHEDULE
                               -------------------



                                      None

                                                                Exhibit 2.4
                                                                -----------

                  Primus Marketing Associates, Inc.



                  CUSTOMER                           1997  INCOME
                  ---------                          ------------
                  ABB                                $ 290,296
                  ADC                                $  21,261
                  AFL                                $ 357,358
                  Alpha                              $   2,112
                  AMP                                $  36,202
                  Arnco                              $  21,857
                  Bogen                              $  12,359
                  Byron Labs                         $      11
                  Chance                             $  29,211
                  Cons.     Products                 $   1,299
                  Coretelco                          $  14,047
                  CSP                                $     712
                  Custom House                       $     164
                  Devtek                             $   2,691
                  EXFO                               $  34,874
                  GS Metals                          $   7,094
                  Halls Safety Equipment             $   4,293
                  Ideal                              $     111
                  McCrea                             $     400
                  Newell Porcelain                   $  19,206
                  Panamax                            $   1,018
                  Quickset                           $   3,011
                  Rapid Power Transit                $   4,334
                  RELTEC                             $  49,321
                  Shallbettor                        $   2,371
                  Telenetics                         $   2,383
                                                     -----------

                  TOTAL                              $ 917,996
                                                     =========